Exhibit 10.7


                        Intercorporate Services Agreement

                                     between

                             Kronos Worldwide, Inc.,

                           Kronos International, Inc.

                               Kronos Canada, Inc.

                                       and

                                Kronos (US), Inc.


                           Dated as of January 1, 2005






                                TABLE OF CONTENTS
                                                                           Page

ARTICLE I.  AMENDS AND SUPERSEDES PRIOR AGREEMENT                            1


ARTICLE II.  RETENTION OF KRONOS WORLDWIDE                                   2

         Section 2.1.  Performance of Services                               2
         Section 2.2.  Director Services Not Included                        2
         Section 2.3.  Outside Services                                      2
         Section 2.4.  Disclaimer, Limited Liability; Indemnification        3

ARTICLE III.  COMPENSATION                                                   3

         Section 3.1.  Compensation for Services                             3
         Section 3.2.  Out-of-Pocket Costs                                   4

ARTICLE IV.  CONFIDENTIALITY                                                 4

         Section 4.1.  Confidentiality                                       4

ARTICLE V.  MISCELLANEOUS                                                    4

         Section 5.1.  Maintenance and Inspection of Records                 4
         Section 5.2.  Notices                                               4
         Section 5.3.  Term; Renewal                                         5
         Section 5.4.  Independent Contractor                                5
         Section 5.5.  Force Majeure                                         5
         Section 5.6.  Entire Agreement                                      6
         Section 5.7.  Amendments                                            6
         Section 5.8.  Severability                                          6
         Section 5.9.  Counterparts                                          6
         Section 5.10.  Successors and Assigns                               6
         Section 5.11.  Governing Law                                        6
         Section 5.12.  Submission to Jurisdiction; Service; Waivers         6
         Section 5.13.  No Third-Party Beneficiaries                         7
         Section 5.14.  Titles and Headings                                  7



                        INTERCORPORATE SERVICES AGREEMENT

     This Intercorporate Services Agreement ("Agreement") is entered into effective as of January 1, 2005 (the "Effective Date"), between Kronos Worldwide, Inc., a Delaware corporation ("Kronos Worldwide"), Kronos
International, Inc., a Delaware corporation ("Kronos International"), Kronos Canada, Inc., a Canadian corporation ("Kronos Canada"), and Kronos (US), Inc., a Delaware corporation ("Kronos US").

                                    Recitals

A.   Kronos  International  is  a  direct  wholly  owned  subsidiary  of  Kronos
     Worldwide.

B.   Kronos Canada is a direct wholly owned subsidiary of Kronos Worldwide

C.   Kronos US is an indirect wholly owned subsidiary of Kronos Worldwide.

D. Each of Kronos International, Kronos Canada and Kronos US (collectively, the "Kronos Subsidiaries") has and will have the need for executive, management, financial, audit, accounting, tax, legal, insurance, risk management, treasury, human resources, technical, consulting, administrative and other services as required from time to time in the ordinary course of their businesses (collectively, the "Services"), but each has determined that it is not cost effective to obtain and separately maintain the infrastructure associated with the Services, particularly the costs associated with attracting and maintaining on its payroll on a full time basis a full complement of skilled employees.

E. Kronos Worldwide is able and willing to provide the Services to the Kronos Subsidiaries, and the Kronos Subsidiaries each desire to engage Kronos
     Worldwide as an independent contractor to provide the Services in accordance with the terms set forth in this Agreement.

F. The Services provided hereunder to each of the Kronos Subsidiaries may be assigned by the Kronos Subsidiaries to other subsidiaries of Kronos Worldwide as provided for hereunder.

                                    Agreement

     For and in consideration of the mutual promises, representations and covenants contained in this Agreement, the parties agree as follows.

                                   ARTICLE I.
                      AMENDS AND SUPERSEDES PRIOR AGREEMENT

     This Agreement amends and supersedes in its entirety that certain Intercorporate Services Agreement effective as of January 1, 2004 by and between Kronos Worldwide and Kronos International and that certain Intercorporate Services Agreement effective as of January 1, 2004 by and between Kronos Worldwide and Kronos US.

                                   ARTICLE II.
                          RETENTION OF KRONOS WORLDWIDE

     Section 2.1. Performance of Services.

(a) The Kronos Subsidiaries each hereby engages and retains Kronos Worldwide to perform the Services and Kronos Worldwide hereby accepts and agrees to provide such Services to the Kronos Subsidiaries upon the terms and conditions set forth in this Agreement. All Services to be provided by Kronos Worldwide hereunder shall be performed at the request and under the direction of the Kronos Subsidiaries, and Kronos Worldwide shall not have any power to act independently on behalf of the Kronos Subsidiaries other than as specifically authorized under this Agreement or from time to time by such subsidiaries. Kronos Worldwide shall provide Services in connection with routine functions related to the ongoing ordinary course of business of the Kronos Subsidiaries. The Services rendered in connection with the conduct of business of the Kronos Subsidiaries will be on a scale compared to that existing on the effective date of this Agreement, adjusted for internal corporate growth or contraction, but not for major corporate acquisitions or divestitures, and that adjustments may be required to the terms of this Agreement in the event of such major corporate acquisitions, divestitures or special projects.

(b) Kronos Worldwide shall determine the corporate facilities to be used in rendering the Services and the individuals who will render such Services.

(c) Kronos Worldwide will use reasonable efforts to make the Services available with substantially the same degree of care as it employs in making similar services available for its own operations.

(d) Those employees or agents of Kronos Worldwide who perform similar services for Kronos Worldwide or for other affiliates of Kronos Worldwide, or both, will perform the Services.

(e) Nothing herein shall be deemed to restrict either party or its directors, officers, employees or agents from engaging in any business, or from contracting with other parties, including, without limitation, other affiliates of Kronos Worldwide, for similar or different services.

(f) Each of the Kronos Subsidiaries is authorized hereunder to assign Services to their respective subsidiaries, and Kronos Worldwide agrees to provide Services to such subsidiaries.

     Section 2.2. Director Services Not Included. The Services do not include any services that employees of Kronos Worldwide may provide to the Kronos Subsidiaries in their roles as members of the board of directors of the Kronos Subsidiaries or any other activity related to such board of directors.

     Section 2.3. Outside Services. The Kronos Subsidiaries will continue to bear all other costs required for outside services including, but not limited to, the outside services of attorneys, auditors, trustees, consultants, transfer agents and registrars, and it is expressly understood that Kronos Worldwide assumes no liability for any expenses or services other than those stated in this Article.

     Section 2.4. Disclaimer, Limited Liability; Indemnification.

(a) Except as expressly provided elsewhere in this Agreement, Kronos Worldwide makes no express or implied representations, warranties or guarantees relating to the Services or the quality or results of the Services to be performed under this Agreement.

(b) Kronos Worldwide, its directors, officers, employees, stockholders or agents shall not be liable to the Kronos Subsidiaries, other Kronos
     Worldwide subsidiaries or any third party, including any governmental agency, for any claims, demands, losses, liabilities, damages, costs or expenses, including attorneys' and expert witness fees, arising from or in connection with the Services, other than those arising from or in connection with the gross negligence or willful misconduct of Kronos
     Worldwide or its directors, officers, employees, stockholders or agents (collectively, "No Liability Claims").

(c) Each of the Kronos Subsidiaries assumes all liability for, and agrees to defend, indemnify and hold Kronos Worldwide harmless from and against all No Liability Claims. Each of the Kronos Subsidiaries assumes all liability for, and agrees to defend, indemnify and hold Kronos Worldwide's directors, officers, employees, stockholders or agents harmless from, No Liability Claims to the same extent that Kronos Worldwide could assume such liability for, or defend, indemnify and hold harmless, such entity or person. The Kronos Subsidiaries shall promptly advance expenses as incurred by Kronos Worldwide its directors, officers, employees, stockholders or agents in connection with the Kronos Subsidiaries' respective obligations under this Section.

                                  ARTICLE III.
                                  COMPENSATION

     Section 3.1. Compensation for Services.

(a) Kronos Worldwide and each of the Kronos Subsidiaries shall agree on the aggregate annual amount that the Kronos Subsidiaries each shall pay Kronos Worldwide for the Services for a particular year.

(b) Each of the Kronos Subsidiaries shall pay to Kronos Worldwide one fourth of the respective annual amount in advance quarterly around the first business day of each quarter.

(c) From time to time upon a change to the annual amount for a particular year, Kronos Worldwide or each of the Kronos Subsidiaries, as applicable, shall promptly make appropriate payments to the other party to reflect such change.

(d) All charges from Kronos Worldwide to the Kronos Subsidiaries are intended to be equal to the actual cost of such expenses without premium or mark-up to Kronos Worldwide.

     Section 3.2. Out-of-Pocket Costs. In addition to the fees paid to Kronos Worldwide by the Kronos Subsidiaries for the Services, the Kronos Subsidiaries will promptly pay to Kronos Worldwide the amount of out-of-pocket costs incurred by Kronos Worldwide in rendering such Services to each entity.

                                   ARTICLE IV.
                                 CONFIDENTIALITY

     Section 4.1. Confidentiality. Each party shall hold and shall cause its directors, officers, employees, agents, consultants and advisors ("Representatives") to hold in strict confidence all information concerning the other party unless (i) such party is compelled to disclose such information by judicial or administrative process or, in the opinion of its counsel, by other requirements of law or (ii) such information can be shown to have been (A) in the public domain through no fault of such party or (B) lawfully acquired on a non-confidential basis from other sources. Notwithstanding the foregoing, such party may disclose such information to its Representatives so long as such persons are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially. If such party or any of its Representatives becomes legally compelled to disclose any documents or information subject to this Section, such party will promptly notify the other party so that the other party may seek a protective order or other remedy or waive such party's compliance with this Section. If no such protective order or other remedy is obtained or waiver granted, such party will furnish only that portion of the information that it is advised by counsel is legally required and will exercise its reasonable efforts to obtain adequate assurance that confidential treatment will be accorded such information. Such party agrees to be responsible for any breach of this Section by it and its Representatives.

                                   ARTICLE V.
                                  MISCELLANEOUS

     Section 5.1. Maintenance and Inspection of Records. Kronos Worldwide shall keep accurate books, accounts and records regarding the Services as may be reasonably necessary for purposes of this Agreement. The Kronos Subsidiaries shall be permitted to inspect such books, accounts and records at any reasonable time.

     Section 5.2. Notices. All notices and other communications hereunder shall be in writing, and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) or transmitted by facsimile to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

         If to Kronos Worldwide:            Kronos Worldwide, Inc.
                                            Three Lincoln Centre
                                            5430 LBJ Freeway, Suite 1700
                                            Dallas, Texas   75240-2697
                                            Attention:  General Counsel
                                            Phone:  972.450.4289
                                            Fax:  972.448.1445

         If to Kronos International:        Kronos International, Inc.
                                            Three Lincoln Centre
                                            5430 LBJ Freeway, Suite 1700
                                            Dallas, Texas   75240-2697
                                            Attention:  General Counsel
                                            Phone:  972.450.4289
                                            Fax:  972.448.1445

         If to Kronos Canada:               Kronos Canada, Inc.
                                            Three Lincoln Centre
                                            5430 LBJ Freeway, Suite 1700
                                            Dallas, Texas   75240-2697
                                            Attention:  Vice President -
                                            Treasurer
                                            Phone:  972.450.4207
                                            Fax:  972.448.1445

         If to Kronos US:                   Kronos (US), Inc.
                                            Three Lincoln Centre
                                            5430 LBJ Freeway, Suite 1700
                                            Dallas, Texas   75240-2697
                                            Attention:  General Counsel
                                            Phone:  972.450.4289
                                            Fax:  972.448.1445


     Section 5.3. Term; Renewal. The initial term of this Agreement shall commence as of the Effective Date and end on December 31, 2005, but shall be automatically renewed on a quarter-to-quarter basis after the expiration of the initial term. Either party may terminate this Agreement by giving written notice of termination to the other party not less than thirty (30) days in advance of the first day of each successive quarter. In addition, in the event of a material default hereunder by a party, the non-defaulting party may terminate this Agreement upon thirty (30) days prior written notice if such default remains uncured and is continuing for twenty (20) days after receipt by the defaulting party of such written notice of intent to terminate. A final accounting and payment by one party to the other of all amounts payable hereunder shall be made pursuant to the terms hereof within thirty (30) days following such termination.

     Section  5.4.  Independent   Contractor.   Kronos  Worldwide  shall  be  an
independent contractor and not an employee of, or partner or joint venturer with, the Kronos Subsidiaries.

     Section 5.5. Force Majeure. No party shall be in default of this Agreement or liable to the other party for any delay or default in performance where occasioned by any cause of any kind or extent beyond its control, including but not limited to, armed conflict or economic dislocation resulting therefrom; embargoes; shortages of labor, raw materials, production facilities or transportation; labor difficulties; civil disorders of any kind; action of any civil or military authorities (including, priorities and allocations); fires; floods and accidents. The dates on which the obligations of the party are to be fulfilled shall be extended for a period equal to the time lost by reason of any delay arising, directly or indirectly from:

(a)  Any of the foregoing causes, or

(b) Inability of a party, as a result of causes beyond its reasonable control, to obtain instruction or information from the other party in time to perform its obligations by such dates.

     Section 5.6. Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and all prior agreements or understandings shall be deemed merged herein. No representations, warranties and if certifications, express or implied, shall exist as between the parties except as stated herein.

     Section 5.7. Amendments. No amendments, waivers or modifications hereof shall be made or deemed to have been made unless in writing, executed by the party to be bound thereby.

     Section 5.8. Severability. If any provision in this Agreement or the application of such provision to any person or circumstance shall be invalid, illegal or unenforceable, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid, illegal or unenforceable shall not be affected thereby.

     Section 5.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

     Section 5.10. Successors and Assigns. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other party hereto, and any attempt to assign any rights or obligations arising, under this Agreement without such consent shall be void. Notwithstanding the foregoing, each of the Kronos Subsidiaries are permitted to assign Services to other subsidiaries of Kronos Worldwide. This Agreement shall be binding, upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 5.11. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the state of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the state of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Texas.

     Section 5.12. Submission to Jurisdiction; Service; Waivers. WITH RESPECT TO ANY CLAIM ARISING OUT OF THIS AGREEMENT, EACH PARTY (A) IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF THE FEDERAL OR STATE COURTS
LOCATED IN DALLAS COUNTY, TEXAS (B) AGREES THAT THE VENUE FOR ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE EXCLUSIVE TO SUCH COURTS, AND (C) IRREVOCABLY WAIVES ANY OBJECTION IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER IT. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY OF THE AFORESAID COURTS BY THE MAILING OF COPIES OF SUCH PROCESS TO THE PARTY, BY CERTIFIED OR REGISTERED MAIL AT THE ADDRESS SPECIFIED IN SECTION 5.2.

     Section 5.13. No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and the subsidiaries of Kronos Worldwide to which Services have been assigned by the Kronos Subsidiaries and should not be deemed to confer upon any other parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     Section 5.14. Titles and Headings. Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     Executed as of the Effective Date.

                                Kronos Worldwide, Inc.


                                By:  /s/ Robert D. Graham
                                     -----------------------------------
                                     Robert D. Graham, Vice President, General
                                     Counsel and Secretary



                                Kronos International, Inc.


                                By:  /s/ Gregory M. Swalwell
                                     -----------------------------------
                                     Gregory M. Swalwell, Vice President,
                                     Finance and Chief Executive Officer



                                Kronos Canada, Inc.


                                By:  /s/ John A. St. Wrba
                                     -----------------------------------
                                     John A. St. Wrba, Vice President -
                                     Treasurer



                                Kronos (US), Inc.


                                By:  /s/ Gregory M. Swalwell
                                     -----------------------------------
                                     Gregory M. Swalwell, Vice President,
                                     Finance and Chief Financial Officer